UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 10, 2006 (Date of earliest event reported)
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On November 13, 2006, PG&E Corporation announced the election of Hyun Park as Senior Vice President and General Counsel of PG&E Corporation succeeding Bruce R. Worthington who had served as Senior Vice President and General Counsel of PG&E Corporation from 1997 until November 10, 2006.  Mr. Worthington is entitled to receive severance benefits in accordance with the PG&E Corporation Officer Severance Policy which has previously been filed with the Securities and Exchange Commission.

Mr. Park will lead and direct the legal function for PG&E Corporation and its businesses including its principal subsidiary, Pacific Gas and Electric Company. Before joining PG&E Corporation, Mr. Park served as Vice President, General Counsel and Secretary of Allegheny Energy, Inc. (an investor-owned utility company headquartered in Pennsylvania) from April 2005 to October 2006 and was with Sithe Energies, Inc. as Senior Vice President, General Counsel, and Secretary from March 2000 to February 2005 and as General Counsel and Secretary from July 1998 to March 2000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

/s/ Linda Y.H. Cheng
Linda Y.H. Cheng Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

/s/ Linda Y.H. Cheng
Linda Y.H. Cheng Vice President, Corporate Governance and Corporate Secretary

Dated: November 15, 2006